Exhibit 10.2

Hungarian Telephone and Cable Corp.

Board of Directors

2005 - 2006 Board Term Compensation

Non-TDC Directors

Quarterly Fee of $2,500

In-person per meeting fee of $800 per meeting

Telephone per meeting fee of $400 per meeting

2,000 shares per year (vest at end of board term)

Audit Committee Chairman

Quarterly Fee of $2,500

In-person per meeting fee of $2,000 per meeting

Telephone per meeting fee of $1,000 per meeting

Other Non-TDC Audit Committee Member

In-person per meeting fee of $1,000 per meeting

Telephone per meeting fee of $500 per meeting